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                                                                   EXHIBIT 23-17



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100000 on Form S-3 of our report dated March 15, 2005, relating to the financial statements and financial statement schedule of The Detroit Edison Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for asset retirement obligations in 2003), appearing in the Annual Report on Form 10-K of The Detroit Edison Company for the year ended December 31, 2004.


/S/ DELOITTE & TOUCHE LLP

Detroit, Michigan
March 15, 2005